Exhibit 99.1

SouthState

SOUTHSTATE CORPORATION
1101 FIRST STREET SOUTH
WINTER HAVEN, FL 33880

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 13, 2024, for shares held directly and by 11:59 p.m. Eastern Time on August 11, 2024, for shares held through the SouthState Bank 401(k) Retirement Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 13, 2024, for shares held directly and by 11:59 p.m. Eastern Time on August 11, 2024, for shares held through the SouthState Bank 401(k) Retirement Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54214-S92926 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUTHSTATE CORPORATION

The Board of Directors recommends you vote FOR the following proposals 1 and 2:

	For	Against	Abstain
1. Merger Proposal. Proposal to approve the Agreement and Plan of Merger, dated as of May 17, 2024, by and between SouthState Corporation ("SouthState") and Independent Bank Group, Inc. ("IBTX") (as amended from time to time, the "Merger Agreement") and the transactions contemplated thereby, including the Merger (as defined in the Merger Agreement) and the issuance of SouthState common stock to holders of IBTX common stock pursuant to the Merger Agreement (including for purposes of complying with New York Stock Exchange Listing Rule 312.03) (the "Merger Proposal").	☐	☐	☐
2. Adjournment Proposal. Proposal to adjourn or postpone the special meeting of the shareholders of SouthState, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of SouthState common stock.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V54215-S92926 SOUTHSTATE CORPORATION SPECIAL MEETING OF SHAREHOLDERS AUGUST 14, 2024, AT 11:30 A.M. EDT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS THE SHAREHOLDER(S) HEREBY APPOINT(S) BETH S. DESIMONE AND STEPHEN D. YOUNG, OR EITHER OF THEM, AS PROXIES, EACH WITH THE POWER TO APPOINT HIS/HER SUBSTITUTE, AND HEREBY AUTHORIZE(S) THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE OF THIS BALLOT, ALL OF THE SHARES OF COMMON STOCK OF SOUTHSTATE CORPORATION THAT THE SHAREHOLDER(S) IS/ARE ENTITLED TO VOTE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AT 11:30 A.M. EDT, ON AUGUST 14, 2024, AT THE KIMPTON VERO BEACH HOTEL & SPA, 3500 OCEAN DRIVE, VERO BEACH, FLORIDA 32963, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND REGISTRATION STATEMENT ON FORM S-4 AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE IN FAVOR OF THE MERGER PROPOSAL AND THE ADJOURNMENT PROPOSAL, IN EACH CASE, LISTED ON THE REVERSE SIDE. Continued and to be signed on reverse side